EXHIBIT 99.3

PRESS RELEASE

Immediate

Media contact:
Catharine S. Bower
(610) 369-6618
csbower@natpennbank.com

Investor contact:
Michelle Debkowski
(610) 369-6461
mhdebkowski@natpennbank.com

NATIONAL PENN BANCSHARES, INC. DECLARES CASH DIVIDEND

    Boyertown, Pa., January 24, 2007 - - The Board of Directors of National Penn Bancshares, Inc. (Nasdaq: NPBC) has declared a first quarter cash dividend of $.1675 per share to shareholders of record on February 3, 2007. The cash dividend will be paid February 17, 2007

    National Penn Bancshares, Inc. has approximately 48 million common shares outstanding as of January 24, 2007.
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About National Penn Bancshares, Inc.:

National Penn Bancshares, Inc. is a $5.45 billion asset financial services company operating 80 community offices in Pennsylvania through National Penn Bank and its FirstService Bank, HomeTowne Heritage Bank, Nittany Bank, and The Peoples Bank of Oxford divisions. The Peoples Bank of Oxford Division also operates one community office in Cecil County, Maryland.

National Penn's financial services affiliates consist of National Penn Investors Trust Company; National Penn Capital Advisors, Inc.; Vantage Investment Advisors, L. L. C.; National Penn Mortgage Company; National Penn Insurance Agency, Inc.; and National Penn Leasing Company.

National Penn Bancshares, Inc. common stock is traded on the Nasdaq Stock Market under the symbol "NPBC." Additional information about the National Penn family is available on the company's Web site at www.nationalpennbancshares.com.

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